EXHIBIT 1

UNDERWRITING AGREEMENT

As of November 6, 2007

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06927

Dear Sirs:

          We (the “Representative”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the “Underwriters”), and we understand that General Electric Capital Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $2,500,000,000 aggregate principal amount of 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 (the “Debentures”). The Debentures are also referred to herein as the “Offered Securities”. The Debentures will be issued pursuant to the provisions of the Indenture listed below (as such Indenture shall be supplemented to the date hereof) (the “Indenture”) between the Company and the Trustee named below (the “Trustee”).

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debentures set forth below opposite their names at a purchase price of 99.250% of the principal amount of Debentures plus accrued interest, if any, from November 15, 2007 to the date of payment and delivery:

Principal Amount
Name	of Debentures

Goldman, Sachs & Co.	$625,000,000
J.P. Morgan Securities Inc.	625,000,000
Lehman Brothers Inc.	625,000,000
Morgan Stanley & Co. Incorporated	625,000,000

Total	$2,500,000,000

          The Underwriters will pay for the Offered Securities upon delivery thereof at the location identified below at 10:00 a.m. (New York time) on November 15, 2007, or at such other time, not later than 3:00 p.m. (New York time) on November 15, 2007, as shall be agreed upon by the Company and the Representative. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

          The Offered Securities shall have the terms set forth in the Preliminary Prospectus dated November 6, 2007, and the Permitted Free Writing Prospectus attached as Schedule I hereto, including the following:

Representative and address:	Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Debt Capital Markets,
Financial Institutions Group
Facsimile: (646) 834-8133

Trustee:	The Bank of New York (as
successor to JPMorgan Chase Bank,
N.A.)

Closing Date and Location:	November 15, 2007 at the offices of
Davis Polk & Wardwell, 450
Lexington Avenue, New York, New
York 10017

          The Offered Securities are to be offered to the public at the Initial Public Offering Price specified below:

Initial Public Offering Price:	100.000% of the principal amount of the
Debentures
(plus accrued interest from November 15, 2007)

          All provisions contained in the document entitled General Electric Capital Corporation Underwriting Agreement Standard Provisions dated November 6, 2007 (the “Standard Provisions”), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

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          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement as of the date first set forth above in the space set forth below.

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Very truly yours,

LEHMAN BROTHERS INC.

Acting severally on behalf of themselves
and the several Underwriters named
herein

By: LEHMAN BROTHERS INC.

		By:	/s/ Victor Forte
Name:Victor Forte
Title: Managing Director

ACCEPTED:

GENERAL ELECTRIC
CAPITAL CORPORATION

By:	/s/ Eric Duenwald
Vice President and Assistant Treasurer General Electric Capital Corporation

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SCHEDULE I

[Permitted Free Writing Prospectus]

Filed Pursuant to Rule 433
Dated November 6, 2007
Reg. Statement: No. 333- 132807

SUMMARY TERMS AND CONDITIONS

General Electric Capital Corporation

$2,500,000,000
6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067

Issuer:	General Electric Capital Corporation (the “Issuer”)

Principal Amount:	$2,500,000,000

Expected Security Ratings:	Aa1 (Moody’s) / AA+ (Standard & Poor’s)

Pricing Date:	November 6, 2007

Settlement Date:	November 15, 2007 (T+6)

Final Maturity Date:	November 15, 2067

Interest Rate:

Fixed Rate Period (from and including November 15, 2007 to but excluding November 15, 2017)

Coupon:	6.375%

Benchmark:	UST 4.750% due August 15, 2017

Benchmark Yield:	4.375%

Re-offer Spread:	Benchmark + 200 bps

Re-offer Yield:	6.375%

Interest Payment Dates:	May 15 and November 15, semi-annually in arrears, until and including November 15, 2017

First Coupon:	May 15, 2008

Day Count:	30/360

Business Days:	New York

Floating Rate Period (from and including November 15, 2017 to but excluding November 15, 2067)

Coupon (if not called):	3-month LIBOR + 228.9 bps

Interest Payment Dates:	February 15, May 15, August 15 and November 15, quarterly in arrears, commencing February 15, 2018

Day Count:	Actual/360

Business Day:	New York, London

Re-offer Price:	100.000%

Gross Spread:	0.750%

Net Proceeds to Issuer:	$2,481,250,000

Optional Deferral of Interest:	Payment of interest on the Debentures can be deferred at the option of the Issuer, on one or more occasions, for up to 10 years; interest will accrue on deferred interest on a compounded basis

Optional Redemption:	Any time prior to November 15, 2017 at the applicable Make-Whole Redemption Price. On and after November 15, 2017, at a redemption price equal to 100% of the principal amount of the Debentures so redeemed plus accrued and unpaid interest, including Additional Interest, if any

Tax Event Redemption:	After the occurrence of a Tax Event, and prior to November 15, 2017, at the applicable Make-Whole Redemption Price

Make-Whole Redemption Price:	An amount equal to the greater of (a) 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest, including deferred interest and Additional Interest, if any, to but excluding the redemption date and (b) the sum of: (i) the present value of the principal amount of the Debentures to be redeemed discounted from November 15, 2017, and (ii) the present value of each interest payment that is payable (or but for any deferral would be payable) on an Interest Payment Date after such redemption date (exclusive of interest accrued to the redemption date) to and including November 15, 2017, discounted from the relevant Interest Payment Date, in the case of each of (i) and (ii) to the redemption date on a semi-annual compounded basis, at a rate equal to the sum of (x) the Treasury Rate plus (y) in the case of a Tax Event Redemption, 50 basis points, and, in the case of a redemption for any other reason, 30 basis points and (iii) the amount of any accrued and unpaid interest (including deferred interest and Additional Interest) to but excluding the redemption date

Ranking:	Pari passu with other series of Debentures; subordinated to all Senior Indebtedness, including Subordinated Notes

Form of Debentures:	Book-entry form only, represented by one or more permanent global certificates deposited with DTC, for the accounts of its direct and indirect participants, including Clearstream and/or Euroclear, or their nominees

Use of Proceeds:	General corporate purposes

Minimum Denominations:	$5,000 and integral multiples of $1,000 in excess thereof

Listing:	None

CUSIP:	36962G3M4

Joint Bookrunners:	Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (25% to each)

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer or the underwriters participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities Inc. at 1-212-834-4533, Lehman Brothers Inc. toll-free at 1-888-603-5847, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or Investor Communications of the Issuer at 1-203-357-3950.

GENERAL ELECTRIC CAPITAL CORPORATION

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

          From time to time, General Electric Capital Corporation, a Delaware corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (with respect to such designated securities, the “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

          An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933 (the “1933 Act”) in respect of debt securities has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. The registration statement, including post-effective amendments No. 1 and No. 2 thereto, has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”) and the Indenture was filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The term “Registration Statement”, as used with respect to a particular offering of securities, means the registration statement, as deemed revised at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Underwriters for such offering of securities pursuant to Rule 430B(f)(1) and Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time. The prospectus covering the Offered Securities in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The “Pricing Effective Time” shall have the meaning as given in the Underwriting Agreement. The term “Preliminary Prospectus” means the preliminary prospectus relating to the Offered Securities. The term “Permitted Free Writing Prospectus” means the free writing prospectus identified in Schedule I to the Underwriting Agreement (together with the Preliminary Prospectus, the

“Pricing Disclosure Material”). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The terms “supplement and “amendment” or “amend” as used herein shall include all documents deemed to be incorporated by reference in the Preliminary Prospectus or Prospectus or Pricing Disclosure Material that are filed subsequent to the date thereof by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Pricing Disclosure Material” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

        1.      Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Representative’s judgment is advisable. The terms of the public offering of the Offered Securities are as specified in the Underwriting Agreement.

        2.      Purchase and Delivery. Payment for the Offered Securities shall be made by wire transfer in immediately available funds (unless payment in other form or funds is specified in the Underwriting Agreement) to the account specified by the Company to the Representative the business day prior to the time of closing, on the date and at the time specified in the Underwriting Agreement, upon delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more global notes representing the Offered Securities.

        3.      Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

        (a)      No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Representative shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

        (b)      The Representative shall have received on and as of the Closing Date an opinion of the General Counsel, Corporate Treasury and Assistant Secretary of the Company, or other counsel satisfactory to the Representative, dated the Closing Date, to the effect that:

        (i)      the Company has been duly incorporated and is validly existing under the laws of the State of Delaware;

        (ii)      the Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification;

        (iii)      the Indenture has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms and has qualified under the 1939 Act;

        (iv)      the Offered Securities have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and will entitle the holders thereof to the benefits of the Indenture;

        (v)      this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law;

        (vi)      neither the execution and delivery of this Agreement nor the issuance and sale of the Offered Securities by the Company as provided herein will contravene the certificate of incorporation or by-laws of the Company or result in any violation of any of the terms or provisions of any law, rule or regulation (other than with respect to applicable state securities or Blue Sky laws, as to which such counsel need not express any opinion) or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound;

        (vii)      the statements contained in the Prospectus under the captions “Description of the Debentures” and “Underwriting” fairly present the matters referred to therein;

        (viii)      each document incorporated by reference in the Prospectus which was filed pursuant to the Exchange Act (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder;

        (ix)      the Registration Statement is effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission;

        (x)      the Registration Statement and the Prospectus and any supplements and amendments thereto (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Offered Securities, as to which such counsel need express no opinion) comply as to form in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder; and

        (xi)      such counsel believes that (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) each part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing, and at the time of issuance of this opinion, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Pricing Disclosure Material did not contain as of the Pricing Effective Time, and the Prospectus did not contain, as of its date, as the case may be, and does not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c)      The Representative shall have received the opinion of Tax Counsel of the Company, Cahill Gordon & Reindel LLP, dated as of the Closing Date, confirming the accuracy of the information set forth under the caption “Certain U.S. Federal Income Tax Consequences” in the Prospectus.

        (d) The Representative shall have received the opinion of Davis Polk & Wardwell, counsel to the Underwriters, dated as of the Closing Date, covering the matters referred to in subparagraph (b) under the subheadings (i), (iii), (iv), (v), (vii) and (ix) above and to the following effect (i) the Registration Statement and the Prospectus and any supplements and amendments thereto (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Offered Securities, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to the attention of such counsel that causes such counsel to believe that insofar as relevant to the offering of the Offered Securities, (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) any part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Pricing Disclosure Material contained as of the Pricing Effective Time, and the Prospectus contained as of its date, as the case may be, or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (e)      In rendering the opinion referred to in paragraph (b) above, such counsel may state that with respect to (x) and (xi) of paragraph (b), such counsel’s opinion and belief are based upon his participation in the preparation of the Registration Statement, the Pricing Disclosure Material and the Prospectus and any amendments and supplements thereto (including documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein. In rendering the opinion referred to in paragraph (d) above, such counsel may state that with respect to (i) and (ii) of paragraph (d) above, such counsel’s opinion and belief are based upon their participation in the preparation of the Registration Statement, the Pricing Disclosure Material and the Prospectus and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as stated therein. In rendering the opinions referred to in paragraphs (b) and (d) above, such counsel may state that with respect to (iv) and (v) of paragraph (b) above, such counsels’ opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

        (f)      The Representative shall have received on the date hereof and on the Closing Date a letter, in form and substance satisfactory to the Representative, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

        4.      Representations and Warranties. The Company represents and warrants to each Underwriter that

         (a)      each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Preliminary Prospectus, Prospectus or any Permitted Free Writing Prospectus will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder;

        (b)      the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than the Offered Securities) will on the Closing Date comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder;

        (c)      the Preliminary Prospectus filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder;

        (d) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of its date did not, and the Prospectus (as amended or supplemented) on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (e) there has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement, the Pricing Disclosure Material and

the Prospectus (excluding any amendments or supplements, if any, to the Prospectus);

        (f) no event exists which would constitute an event of default under the Indenture;

        (g)      at the Pricing Effective Time, the Pricing Disclosure Material did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (h)      the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer”, as defined in Rule 405 at the “determination dates” relevant to the offering and sale of the Offered Securities under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Company, for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission; and

         (i)      the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act;

except that the representations and warranties set forth in paragraphs (a), (b), (c), (d) and (g) of this Section 4 do not apply to statements or omissions in the Registration Statement, the Prospectus or the Pricing Disclosure Material based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

        5.      Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

        (a)      To furnish to the Representative, without charge, (i) upon the request of the Representative, two conformed copies of the Registration Statement (including exhibits and documents incorporated by reference), and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits but including documents incorporated by reference) and (ii) during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any amendments or supplements thereto prepared pursuant to paragraph (c) below as the Representative may reasonably request.

        (b)      To prepare and file (or mail for filing) with the Commission pursuant to Rule 424 under the Securities Act as promptly as practicable after the execution of this Agreement, a prospectus supplement setting forth such information as is necessary so that the Prospectus, when delivered to a purchaser of the Offered Securities, will comply with law and, before amending the Registration Statement or supplementing the Prospectus with respect to the Offered Securities, to furnish the Representative a copy of each such proposed amendment or supplement.

        (c)      If, during such period after the first date of the public offering of the Offered Securities as in the opinion of Davis Polk & Wardwell a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to (i) prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative shall furnish to the Company) to which Offered Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus or (ii) file with the Commission such reports pursuant to the Exchange Act, or amendments to reports previously filed by the Company thereunder so that in case of either clause (i) or (ii) of this paragraph (c) the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

        (d)      To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Representative may so designate; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified, to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject or to qualify the Offered Securities for offer and sale in any jurisdiction (notified to the Representative prior to the execution of the Underwriting Agreement) in which the Company is unable or unwilling to comply with disclosure or reporting requirements imposed by such jurisdiction.

        (e)      To make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 8 twelve-month period beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        (f)      The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including:

        (i)      The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and any Permitted Free Writing Prospectus;

        (ii)      The preparation, issuance and delivery of the Offered Securities;

        (iii)      The fees and disbursements of the Company’s independent public accountants and of the Trustee and its counsel;

        (iv)      The qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey;

        (v)      The printing and delivery to the Underwriters, to the extent and in the quantities required hereby, of copies of the Registration Statement and any amendments thereto, the Pricing Disclosure Material and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Securities;

        (vi)      The printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey;

        (vii)      Any fees charged by rating agencies for the rating of the Offered Securities;

        (viii)      The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

        (ix)      Any advertising and other out-of-pocket expenses incurred with the approval of the Company.

        6.      Additional Covenants of the Underwriters. Each Underwriter agrees that:

        (a)      Free Writing Prospectus Use. Except as otherwise agreed by the Company with respect to a particular offering of Securities, it has not made and will not make any offer relating to the Offered Securities that would constitute a free writing prospectus, as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433 under the 1933 Act; provided, that, if so specified in the Agreement or the Company shall otherwise so notify the Representative in writing, the Underwriters will make no offer relating to the Offered Securities that will constitute a free writing prospectus as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus, without the prior consent of the Company. Any such material prepared by or on behalf of such Underwriter will only be used if it complies in all material respects with the requirement of the 1933 Act and the 1933 Act Regulations.

        (b)      Selling Restrictions Compliance. Each Underwriter hereby certifies that (i) such Underwriter has anti-money laundering policies and procedures in place in accordance with the requirements imposed by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, Pub. L, 107-56, 115 Stat. 380 (October 26, 2001), or any rules or regulations promulgated thereunder, and will comply with legal measures administered by the Office of Foreign Assets Control of the United States Department of the Treasury; (ii) such Underwriter has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011; and (iii) such Underwriter will comply with all applicable laws and regulations in each country or jurisdiction outside of the United States in or from which it purchases, offers, sells or delivers Offered Securities or has in its possession or distributes the Prospectus for such Offered Securities or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Offered Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Company shall have no responsibility therefor.

        7.      Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the

Prospectus (if used within the period set forth in Section 3(c) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus (including, without limitation, any preliminary prospectus supplement or preliminary pricing supplement), any Permitted Free Writing Prospectus, the Pricing Disclosure Material or any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Pricing Disclosure Material or the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the entry into the contract of sale of the Offered Securities to such person pursuant to Rule 159 of the 1933 Act, and if the Pricing Disclosure Material or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, (i) with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by or on behalf of such Underwriter, except to the extent arising from the information furnished in writing by the Company expressly for use therein.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party, and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or

(ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         If the indemnification provided for in this Section 7 is unavailable to an indemnified party under the second or third paragraphs hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities, (ii) if the indemnifying party is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the Company on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, in proportion to the respective amounts of Offered Securities underwritten by each of such Underwriters, and not joint.

        The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

        8.      Termination. Unless otherwise provided in the Underwriting Agreement, this Agreement shall be subject to termination in the discretion of the Representative at any time prior to the Closing Date, by notice given by the Representative to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal authorities; or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Representative, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Offered Securities.

        If this Agreement shall be terminated by the Underwriters, or any of them, because (a) of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or (b) for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

        9.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        10.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        11.      Relationship. The Company and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.